As filed with the Securities and Exchange Commission on May 15, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HCI Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	20-5961396
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(813) 405-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

F&L Corp.

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

(904) 359-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew Graham, Esq. General Counsel HCI Group, Inc. 5300 West Cypress Street, Suite 100 Tampa, Florida 33607 Telephone No.: (813) 849-9500	Curt P. Creely, Esq. Foley & Lardner LLP 100 N. Tampa Street, Suite 2700 Tampa, Florida 33602 Telephone No.: (813) 229-2300 Facsimile No.: (813) 221-4210

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company . See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(2)
Common Stock, no par value
Preferred Stock, no par value
Debt Securities
Warrants
Stock Purchase Contracts
Stock Purchase Units
Total			$150,000,000(4)	$19,470(4)

(1)

Includes an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $150,000,000, which may be offered by the registrant from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions. This registration statement also covers delayed delivery contracts that may be issued by the registrant under which the party purchasing such contracts may be required to purchase debt securities, common stock or preferred stock. Such contracts may be issued together with the specific securities to which they relate. Securities registered hereunder to be sold by the registrant may be sold either separately or as units comprised of more than one type of security registered hereunder.

(2)

Pursuant to General Instruction II.D of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised but does not specify by each class information as to the amount to be registered, proposed maximum offering price per security, and proposed maximum aggregate offering price.

(3)

If applicable, includes consideration to be received by the registrant for registered securities that are issuable upon exercise, conversion or exchange of other registered securities or that are issued in units.

(4)	The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) and General Instruction II.D. of Form S-3.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 (the “Securities Act”) or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MAY 15, 2020

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may offer and sell from time to time securities in one or more offerings in amounts, at prices and on terms determined at the time of the offering. We may sell any combination of these securities in one or more offerings with an aggregate offering price of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer.

We may offer and sell the following securities:

•	common stock;

•	preferred stock, which may be convertible into our common stock or other securities;

•	senior or subordinated debt securities, which may be convertible into our common stock or preferred stock;

•	warrants to purchase common stock, preferred stock or debt securities; and

•	stock purchase contracts and stock purchase units.

Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering materials containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplement or other offering materials may also add, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus, any prospectus supplement, any other offering materials and the information incorporated by reference carefully before you invest.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is listed on the New York Stock Exchange under the symbol “HCI.”

Investment in our securities involves risks, including those described in the section titled “Risk Factors” on page 3 of this prospectus. Please read carefully and consider these risk factors, as well as those included in the reports we file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as our most recent Annual Report on Form 10-K, and those included in any applicable prospectus supplement and/or other offering material we file with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2020.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” “our company,” “the Company,” or “HCI” refer to HCI Group, Inc. and its subsidiaries.

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of those securities. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For additional information regarding us and the offered securities, please refer to the registration statement of which this prospectus forms a part. Each time we offer securities using this prospectus, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The rules of the SEC allow us to incorporate by reference information into this prospectus. “Incorporate by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any prospectus supplement and/or other offering material may also add, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement and in any other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making offers to sell or soliciting offers to buy, nor will we make an offer to sell or solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus, any supplement to this prospectus and/or any other offering material, and the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and/or any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, including, without limitation, estimates, projections, outlook, guidance, statements relating to our business plans, strategy, objectives, expected operating results and future financial position, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. These forward-looking statements are based solely on our current beliefs and are not guarantees of future performance. Therefore, these forward-looking statements are subject to inherent risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to:

•	the future availability of insurance policy assumptions and acquisitions;

•	the effect of governmental regulation on the insurance industry and other industries in which we operate;

•	any failure of our information technology systems or cybersecurity breach;

•	the frequency and extent of insurance claims;

•	uncertainties inherent in our reserve estimates;

•	the occurrence of catastrophic events, particularly in the State of Florida;

•	our ability to sell insurance products through independent agents;

•	restrictions on our ability to change premium rates;

•	increased rate pressure on premiums due to competition and market conditions;

•	changes in the demand for, pricing of, availability of or collectability of reinsurance;

•	the success and economic viability of the anchor tenants for our real estate investments; and

•

other risks and uncertainties that we identify under “Risk Factors” on page 3 of this prospectus, in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, in any prospectus supplement, in any other offering material, and in any other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus, any prospectus supplement and/or any other offering material.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether written or oral, and whether as a result of new information, future events or otherwise, except to the extent required by law.

PROSPECTUS SUMMARY

The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus and the other information incorporated by reference into this prospectus.

Our Business

HCI Group, Inc. is a Florida-based company that, through its subsidiaries, is engaged in a variety of business activities, including property and casualty insurance, reinsurance, real estate and information technology. Our principal business is property and casualty insurance.

We began insurance operations by participating in a “take-out program,” which is a legislatively mandated program designed to encourage private companies to assume policies from Citizens Property Insurance Corporation (“Citizens”), a Florida state-sponsored insurance carrier. Opportunities to acquire large numbers of policies from Citizens meeting our strict underwriting criteria have diminished in recent years. We may, however, selectively pursue additional assumption transactions with Citizens.

Our general operating and growth strategies are to continually optimize our existing book of insurance business, organically expand our insurance business, manage our costs and expenses, diversify our business operations, develop and deploy new technologies to streamline operational processes, and maintain a strong balance sheet so we can quickly pursue accretive opportunities when they arise. For instance, we transitioned approximately 41,000 homeowners’ insurance policies, representing approximately $66 million of annualized premium from a Florida insurance company that will no longer conduct insurance business, effective April 1, 2020.

We have a Bermuda domiciled wholly owned reinsurance subsidiary, Claddaugh Casualty Insurance Company Ltd. (“Claddaugh”). Claddaugh fully collateralizes its exposure to our insurance subsidiaries by depositing funds into a trust account. Claddaugh may mitigate a portion of its risks through retrocession contracts. Currently, Claddaugh does not provide reinsurance to non-affiliates.

Our real estate operations consist of multiple properties we own and operate for investment purposes and also properties we own and use for our own operations. Our portfolio of investment properties includes two waterfront properties consisting of a total of 17 acres and a five-acre submerged land lease. One waterfront property contains a full-service restaurant and a marina while the other houses retail space and a marina with high and dry storage. We acquired the restaurant and marina operations in connection with our purchase of the waterfront properties and we continue to operate them to enhance the property values.

Our information technology operations include a team of experienced software developers with extensive knowledge in designing and creating web-based applications and products for mobile devices. The operations, which are located in Tampa, Florida and Noida, India, are focused on developing cloud-based, innovative products and services that support in-house operations as well as our third-party relationships with our agency partners and claim vendors. Products created thus far have been solely for internal use.

Company Information

Our principal executive offices are located at 5300 West Cypress Street, Suite 100, Tampa, Florida 33607, and our telephone number is (813) 849-9500. Our website address is https://hcigroup.com/. Information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

USE OF PROCEEDS

Under this prospectus, we may offer and sell from time to time securities in one or more offerings in amounts, at prices and on terms determined at the time of the offering. Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering materials containing specific information about the offering and the terms of the securities being sold, including the offering price. We will describe the use of the net proceeds from sales of the securities made using a prospectus supplement in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement and/or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and/or other offering material and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement and/or other offering material relating to the offered debt securities. As used in this section, the terms “we,” “us,” “our,” “our company,” “the Company,” and “HCI” refer to HCI Group, Inc., a Florida corporation, and not any of its subsidiaries, unless the context requires.

Senior debt securities will be issued under an indenture between HCI and a U.S. banking institution named as trustee in a prospectus supplement and/or other offering material, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the senior indenture. Subordinated debt securities will be issued under an indenture between HCI and a U.S. banking institution named as trustee in a prospectus supplement and/or other offering material, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the subordinated debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the indentures, and each individually, as an indenture.

The following summaries of the material provisions of the indentures and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures, including the definitions of specified terms used in the indentures, and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.

General

The indentures do not limit the amount of debt, either secured or unsecured, which we may issue under the indentures or otherwise. We may from time to time, without giving notice to or seeking the consent of the holders of a series of debt securities issued under an indenture, issue debt securities under that indenture having the same terms (except for the issue date, and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the debt securities of a series previously issued under that indenture. Any additional debt securities having such similar terms, together with the debt securities of the applicable series, will constitute a single series of securities under the applicable indenture, including for purposes of voting and redemptions, but if the additional debt securities of a series are not fungible with the existing debt securities of such series for U.S. federal income tax purposes, then such additional debt securities will be issued with a separate CUSIP code from the existing debt securities of such series. No such additional debt securities may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to the applicable series of debt securities.

The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Some of the debt securities may be issued under the applicable indenture as original issue discount securities to be sold at a substantial discount below their principal amount. Federal income tax and other considerations applicable to any original issue discount securities will be described in the related prospectus supplement and/or other offering material.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness outstanding from time to time. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all senior indebtedness of ours as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement. The indentures do not limit the amount of senior, pari passu and junior indebtedness that we may issue. Other than our 4.25% Convertible Senior Notes due 2037 outstanding under the Indenture dated March 3, 2017, as of May 15, 2020, we had no senior debt securities or subordinated debt securities outstanding.

We conduct a substantial amount of our operations through subsidiaries and expect that we will continue to do so. The debt securities will not be guaranteed by any of our existing or future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments. Our right to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise and the ability of a holder of debt securities to benefit as our creditor from any distribution are subject to prior claims of creditors of the subsidiary. As a result, the debt securities will effectively rank junior in right of payment to all existing and future debt and other liabilities (including trade payables) of our subsidiaries. In addition, to the extent the debt securities are unsecured, the debt securities will also effectively rank junior in right of payment to any secured debt that we may have outstanding to the extent of the value of the assets securing such debt.

The prospectus supplement and/or other offering material relating to the particular series of debt securities offered thereby will describe the following terms of the offered debt securities:

•	the title of the offered debt securities;

•	any limit upon the aggregate principal amount of the offered debt securities;

•	the date or dates (or the manner of calculating the date or dates) on which the principal of the offered debt securities is payable;

•

the rate or rates (or the manner of calculating the rate or rates) at which the offered debt securities shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest, if any, on the offered debt securities will be payable;

•

the period or periods within which, the price or prices at which, the currency in which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices in the currency at which, the currency in which, and the terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	whether the offered debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	the denominations in which the offered debt securities shall be issuable if other than in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

•

if other than the currency of the United States of America, the currencies in which payments of interest or principal of (and premium, if any, with respect to) the offered debt securities are to be made;

•

if the interest on or principal of (or premium, if any, with respect to) the offered debt securities are to be payable, at our election or at the election of a holder thereof or otherwise, in a currency other than that in which such debt securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such debt securities are denominated or stated to be payable and the currency in which such debt securities or any of them are to be so payable;

•

whether the amount of payments of interest on or principal of (or premium, if any, with respect to) the offered debt securities of such series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

•

the extent to which any offered debt securities will be issuable in permanent global form, the manner in which any payments on a permanent global debt security will be made, and the appointment of any depository relating thereto;

•	the inapplicability of specified provisions relating to discharge and defeasance described in this prospectus with respect to the offered debt securities;

•

any deletions from, modifications of or additions to the events of default or covenants with respect to the offered debt securities of such series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein;

•	if any of the offered debt securities are to be issuable upon the exercise of warrants, and, if so, the time, manner and place for such debt securities to be authenticated and delivered;

•

the terms of any right to convert the offered debt securities of such series into, or exchange the debt securities for, our common stock or other securities or property or cash in lieu of our common stock or other securities or property, or any combination thereof; and

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the related indenture).

Payments

Unless otherwise indicated in any prospectus supplement and/or other offering material, principal of and premium, if any, and interest, if any, on the offered debt securities will be payable, and transfers of the offered debt securities will be registrable, at the corporate trust office of the trustee. Alternatively, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register.

Denominations, Registration and Transfer

Unless otherwise indicated in any prospectus supplement and/or other offering material, the offered debt securities will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, or the equivalent in foreign currency. No service charge will be made for any registration of transfer or exchange of offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or if the principal of, premium, if any, or interest, if any, on any series of offered debt securities is payable in a foreign currency or currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to the issue of offered debt securities and the foreign currency or currencies will be described in the related prospectus supplement and/or other offering material.

We will not be required to issue, register the transfer of, or exchange debt securities of any series during the period from 15 days prior to the mailing of a notice of redemption of debt securities of that series to the date the notice is mailed. We will also not be required to register the transfer of or exchange any debt security so selected for redemption, except the unredeemed portion of any debt security being redeemed in part.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock or preferred stock, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement and/or other offering material. Terms may include provisions for conversion or exchange that is either mandatory, at the option of the holder, or at our option. The number of shares of common stock or preferred stock to be received by the holders of the debt securities will be calculated in the manner, according to the factors and at the time as described in the related prospectus supplement and/or other offering material.

Merger

Each indenture provides that we may, without the consent of the holders of debt securities, consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into any other corporation or other legal entity, provided that:

•	immediately after giving effect to the transaction, no default under the applicable indenture has occurred and is continuing;

•	the successor corporation or other legal entity is organized and existing under the laws of the United States or a state thereof; and

•

the successor corporation or other legal entity (if other than us) expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the applicable indenture to be performed by us.

In addition, we must provide to the trustee an opinion of legal counsel that any such transaction and any assumption by a successor corporation or other legal entity complies with the applicable provisions of the indenture and that we have complied with all conditions precedent provided in the indenture relating to such transaction.

Other than the covenants described above, or as set forth in any accompanying prospectus supplement and/or other offering material, neither indenture contains any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.

Modification of the Indentures

With the consent of the holders of more than 50% in aggregate principal amount of any series of debt securities then outstanding under the applicable indenture, waivers, modifications and alterations of the terms of either indenture may be made which affect the rights of such holders of the series of debt securities. However, no modification or alteration may, without the consent of all holders of any series of debt securities then outstanding affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, any debt security of that series;

•	reduce the principal amount of, or the rate, or modify the calculation of such rate, of interest on, or any premium payable upon the redemption of, any debt security;

•

reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy;

•	reduce the premium payable (if any) upon the redemption of any debt security of that series;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on any debt security of that series is payable;

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security of that series or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

•

make any change that adversely affects the right to convert or exchange any debt security into or for shares of common stock or preferred stock or other securities, cash or property in accordance with its terms;

•	modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner adverse to holders of the subordinated debt securities; or

•	reduce the percentage of debt securities of that series, the holders of which are required to consent to:

•	any supplemental indenture;

•	rescind and annul a declaration that the debt securities of that series are due and payable as a result of the occurrence of an event of default;

•	waive any past event of default under the applicable indenture and its consequences; and

•	waive compliance with other specified provisions of the applicable indenture.

In addition, as described in the description of “Events of Default” set forth below, holders of more than 50% in aggregate principal amount of the debt securities of any series then outstanding may waive past events of default with respect to such series of debt securities in specified circumstances and may direct the trustee in enforcement of remedies.

We and the trustee may, without the consent of any holders, modify and supplement the applicable indenture:

•

to evidence the succession of another corporation or other legal entity to us under the applicable indenture, or successive successions, and the assumption by the successor corporation or other legal entity of the covenants, agreements and obligations of us pursuant to the applicable indenture;

•

to add to our covenants for the benefit of the holders of any outstanding series of debt securities any further covenants, restrictions, conditions or provisions or to surrender any of our rights or powers under the applicable indenture;

•	to add any additional events of default for the benefit of the holders of any outstanding series of debt securities;

•

to cure any ambiguity or to correct or supplement any provision contained in the applicable indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•	to make any change that does not adversely affect the rights of any holder of outstanding debt securities of the affected series in any material respect;

•

to evidence and provide for the acceptance of appointment by another corporation or other legal entity as a successor trustee under the applicable indenture with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to modify, amend or supplement the applicable indenture in such a manner as to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939 as then in effect, except that nothing contained in the indentures shall permit or authorize the inclusion in any supplemental indenture of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

•

to provide for the issuance under the applicable indenture of debt securities in coupon form (including debt securities registrable as to principal only) and to provide for exchangeability of such debt securities with debt securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

•

to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

•	to establish any additional form of debt security and to provide for the issuance of any additional series of debt securities.

Legal Defeasance and Covenant Defeasance

The indenture will provide that, at our option, we:

•

will be discharged from any and all obligations in respect of the debt securities of a series, except for certain obligations set forth in the indenture that survive such discharge (‘‘legal defeasance’’); or

•

may omit to comply with certain restrictive covenants of the indenture, including those described under “Merger,” and the occurrence of an event described in clause (4) under ‘‘Events of Default’’ with respect to any such covenants will no longer be an event of default (‘‘covenant defeasance’’);

in each case, if

•

we irrevocably deposit with the trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such series of debt securities, (i) lawful money, (ii) direct obligations of the government which issued the currency in which such debt securities are denominated, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government and which obligations are guaranteed by such government (which direct or guaranteed obligations are full faith and credit obligations of such government, are denominated in the currency in which such debt securities are denominated and which are not callable or redeemable at the option of the issuer thereof) or (iii) a combination thereof, in each case in an amount sufficient, after payment of all federal, state and local taxes in respect thereof payable by the trustee, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay when due the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to the debt securities of such series then outstanding, and any mandatory sinking fund payments or similar payments or payment pursuant to any call for redemption applicable to such debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the applicable indenture and such debt securities;

•

no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default with respect to debt securities of such series shall have occurred and be continuing on the date of the deposit or insofar as an event of default resulting from certain events involving our bankruptcy or insolvency are concerned, at any time during the period ending on the 91st day after the date of the deposit or, if longer, ending on the day following the expiration date of the longest preference period applicable to us in respect of the deposit (and this condition will not be deemed satisfied until the expiration of such period);

•

the defeasance will not cause the trustee to have any conflicting interest with respect to any of our securities or result in the trust arising from the deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

•	the defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we bound;

•

we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of legal defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the indenture; and

•	we shall have delivered an officer’s certificate and an opinion of counsel stating that the conditions to such defeasance set forth in the indenture have been complied with.

If we fail to comply with our remaining obligations under the indenture after a covenant defeasance with respect to the debt securities of any series and such debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and government obligations on deposit with the trustee may be insufficient to pay amounts due on such debt securities at the time of the acceleration resulting from the event of default. We will, however, remain liable for those payments.

Satisfaction and Discharge

With respect to any series of debt securities, the indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities of such series, as expressly provided for in the indenture) as to all outstanding debt securities of such series when:

(1)

either (a) all the debt securities of such series theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all of the debt securities of such series (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the trustee lawful money, direct or guaranteed government obligations, or a combination thereof, of the nature and in the amounts described above under the heading “Legal Defeasance and Covenant Defeasance” above in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of such series not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the debt securities of such series to the date of deposit together with irrevocable instructions from us directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	we have paid all other sums payable under the indenture in respect of such series of debt securities; and

(3)

we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series of debt securities have been complied with.

Events of Default

As to any series of debt securities, an event of default is defined in the applicable indenture as being:

(1)	failure to pay any interest on the debt securities of that series when due, which failure continues for 30 days;

(2)	failure to pay principal or premium, if any, with respect to the debt securities of that series when due;

(3)	failure to pay or satisfy any sinking fund payment or similar obligation with respect to debt securities of that series when due;

(4)

failure to observe or perform any other covenant, warranty or agreement in the applicable indenture or debt securities of that series, other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in the section of the applicable indenture governing events of default, if the failure continues for 60 days (or, in the case of the covenant regarding the filing of annual and quarterly reports with the SEC, 180 days) after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

(5)	specified events of bankruptcy, insolvency, receivership or reorganization; or

(6)	any other event of default provided with respect to debt securities of that series.

Notice and Declaration of Defaults

So long as the debt securities of any series remain outstanding, we will be required to furnish annually to the trustee a certificate of one of our corporate officers stating whether, to the best of such officer’s knowledge, we are in default under any of the provisions of the applicable indenture, and specifying all defaults, and the nature thereof, of which such officer has knowledge. We will also be required to furnish to the trustee copies of specified reports filed by us with the SEC.

Each indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series for which there are debt securities outstanding which is continuing, give to the holders of those debt securities notice of all uncured defaults known to it, including events specified above without grace periods. Except in the case of default in the payment of principal, premium, if any, or interest on any of the debt securities of any series or the payment of any sinking fund installment on the debt securities of any series, the trustee may withhold notice to the holders if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

If a specified event of bankruptcy, insolvency, receivership, or reorganization occurs and is continuing, then the principal amount of (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in their terms as due and payable upon acceleration) and any accrued and unpaid interest on that series will immediately become due and payable without any declaration or other act on the part of the trustee or any holder. If any other event of default occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may declare the principal amount of the debt securities of that series immediately due and payable. In some cases, the holders of a majority in principal amount of the debt securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest, including sinking fund payments.

Actions upon Default

Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default with respect to any series of debt securities occurs and is continuing, the applicable indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any of the holders of debt securities outstanding of any series unless the holders have offered to the trustee reasonable indemnity. The right of a holder to institute a proceeding with respect to the applicable indenture is subject to conditions precedent including notice and indemnity to the trustee, but the holder has a right to receipt of principal, premium, if any, and interest on their due dates or to institute suit for the enforcement thereof, subject to specified limitations with respect to defaulted interest.

The holders of a majority in principal amount of the debt securities outstanding of the series in default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred on the trustee. Any direction by the holders will be in accordance with law and the provisions of the related indenture, provided that the trustee may decline to follow any such direction if the trustee determines on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to holders not joining in the direction. The trustee will be under no obligation to act in accordance with the direction unless the holders offer the trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby.

Subordination of Subordinated Debt Securities

Except as set forth in the related prospectus supplement and/or other offering material, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of the senior indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed. The term “senior indebtedness” means:

•	the principal, premium, if any, and unpaid interest on indebtedness for money borrowed;

•	purchase money and similar obligations;

•	obligations under capital leases;

•	guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of, indebtedness of others;

•	renewals, extensions and refunding of any senior indebtedness;

•	interest or obligations in respect of any senior indebtedness seeming after the commencement of any insolvency or bankruptcy proceedings; and

•

obligations associated with derivative products, including interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements unless, in each case, the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations described in the foregoing clauses expressly provides that the indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

Upon any distribution of our assets in connection with any dissolution, winding up, liquidation or reorganization of our company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties in accordance with the subordinated indenture, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

In the event that a payment default occurs and is continuing with respect to the senior indebtedness, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series is declared due and payable pursuant to the subordinated indenture and that declaration is not rescinded and annulled, the holders of all senior indebtedness outstanding at the time of the declaration will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities. There is no limitation on the issuance of additional senior indebtedness in the subordinated indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee or its affiliates under the senior indenture or the trustee or its affiliates under the subordinated indenture.

The indentures and provisions of the Trust Indenture Act of 1939 that are incorporated by reference in the indentures contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. However, if it acquires any conflicting interest (as defined under the Trust Indenture Act of 1939), it must eliminate such conflict or resign.

Book-Entry, Delivery and Settlement

We will issue the debt securities in whole or in part in the form of one or more global certificates, which we refer to as global securities. We will deposit the global securities with or on behalf of The Depository Trust Company, which we refer to as DTC, and registered in the name of Cede & Co., as nominee of DTC.

We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC directly to discuss these matters.

DTC has advised us that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act;

•

DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries;

•

Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We expect that under procedures established by DTC:

•

Upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•

Ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

Investors in the global securities who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. All interests in securities may be subject to the procedures and requirements of DTC.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the applicable indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or the global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of DTC’s records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC’s records relating to the debt securities.

We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC’s rules and will be settled in immediately available funds.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global securities for certificated notes, and to distribute such notes to its participants.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the company, the trustee or any of their respective agents will have any responsibility for the performance by DTC or its respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Securities for Certificated Securities

We will issue certificated debt securities to each person that DTC identifies as the beneficial owner of debt securities represented by the global securities upon surrender by DTC of the global securities only if:

•	DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

•	An event of default with respect to the debt securities has occurred and is continuing; or

•	We decide not to have the debt securities represented by a global security.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the debt securities to be issued.

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the global securities (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the global securities holder. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global securities are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized under our articles of incorporation, as amended (our “articles of incorporation”), to issue up to 40,000,000 shares of common stock, no par value, and 20,000,000 shares of preferred stock, no par value, all of which are undesignated as to series. Under our articles of incorporation, our board of directors has the authority to issue such preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions of such preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation, preferences, sinking fund terms, and the number of shares constituting any series.

Common Stock As of May 14, 2020, we had 7,877,162 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. We will disclose in an applicable prospectus supplement the number of shares of common stock and preferred stock then outstanding.

The following section summarizes the material terms and provisions of our common stock. This summary is not a complete legal description of our common stock, and is qualified in its entirety by reference to our articles of incorporation and our bylaws, as amended, because they, rather than this description, define the rights of the holders of our common stock.

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by shareholders.

Shares of our common stock have no preemptive rights, no redemption or sinking fund provisions, and are not liable for further call or assessment. The holders of such common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available for dividends.

Upon a liquidation of our company, our creditors and any holders of our preferred stock with preferential liquidation rights, will be paid before any distribution to holders of our common stock. The holders of our common stock would be entitled to receive a pro rata distribution per share of any excess amount. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including any of the following applicable specific terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

Indemnification of Directors and Executive Officers and Limitation of Liability

Our bylaws, as amended, provide for indemnification of our officers and directors to the fullest extent permitted by Florida law. In addition, we have entered into indemnification agreements with our officers and directors pursuant to which we have agreed to hold harmless and indemnify such officers and directors to the fullest extent permitted by law, as such may be amended from time to time. These indemnification agreements also provide for the advancement of expenses by our company and, under certain circumstances, obligate us to pay, in whole or in part, certain amounts paid in judgment or settlement.

There is no pending litigation or proceeding involving any of our directors, officers, employees or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Anti-Takeover Provisions

Our articles of incorporation and bylaws, each as amended, contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors. In addition, certain provisions of Florida law may hinder or delay an attempted takeover of us other than through negotiation with our board of directors. These provisions, each described further below, could have the effect of discouraging certain attempts to acquire us or remove incumbent management even if some or a majority of our shareholders were to deem such an attempt to be in their best interest, including attempts that might result in the shareholders’ receiving a premium over the market price for the shares of our common stock and preferred stock held by shareholders.

Classified Board of Directors

Our articles of incorporation and bylaws provide that our board of directors shall be divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. We believe that the classification of our board of directors facilitates the continuity and stability of our business strategies and policies. However, our classified board could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors.

Undesignated Preferred Stock

Our articles of incorporation provide our board of directors with the ability to authorize undesignated preferred stock, as well as to classify and reclassify any unissued shares thereof, without the need for shareholder approval, in accordance with the Florida Business Corporation Act (“FBCA”). This authority to issue, classify and/or reclassify shares of preferred stock without shareholder approval makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These provisions could make the proposal of business by our shareholders, including the nomination of directors to replace incumbent directors, more time consuming and difficult.

Board of Directors Size and Vacancies

Under our bylaws, our board of directors has the power to set the size of the board. Additionally, any vacancy on our board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled by vote of a majority of the remaining directors, even if less than a quorum. The ability to increase or decrease the size of the board of directors, and to fill any vacancies resulting from any such enlargement, could make it more difficult for a third party to acquire control of us.

Provisions of Florida Law

We are governed by two provisions of the FBCA that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act (FBCA § 607.0902) generally provides that shares acquired in excess of certain specified thresholds, without first obtaining the approval of our board of directors, will not possess any voting rights unless such voting rights are approved by a majority of our disinterested shareholders.

The Florida Affiliated Transactions Act (FBCA § 607.0901) requires that, subject to certain exceptions, any affiliated transaction with a shareholder that owns more than 15% of the voting shares of the corporation, referred to as an “interested shareholder,” receive the approval of either the corporation’s disinterested directors or a supermajority vote of disinterested shareholders, or, absent either such approval, that a statutory “fair price” be paid to the shareholders in the transaction. The shareholder vote requirement is in addition to any shareholder vote required under any other section of the FBCA or our articles of incorporation. For a publicly traded corporation such as us, this supermajority vote may be difficult to obtain because the votes of the shares beneficially owned by the interested shareholder are not counted.

Florida law also authorizes us to indemnify our directors, officers, employees and agents under certain circumstances and to limit the personal liability of corporate directors for monetary damages, except where the directors (i) breach their fiduciary duties and (ii) such breach constitutes or includes certain violations of criminal law, a transaction from which the directors derived an improper personal benefit, certain unlawful distributions or certain other reckless, wanton or willful acts or misconduct. Our bylaws provide for the indemnification of our current and former directors and officers to the fullest extent permitted by law.

Trading

Our common stock is listed on the New York Stock Exchange under the symbol “HCI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is 1-800-937-5449.

DESCRIPTION OF WARRANTS

Warrants

We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•

the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•

the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•

the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

•

the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the number of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

If we issue stock purchase units where debt obligations of third parties are used as security for your obligations to purchase or sell shares of common stock or preferred stock or other securities, we will include in the prospectus supplement and/or other offering material relating to the offering information about the issuer of the debt securities. Specifically, if the issuer has a class of securities registered under the Exchange Act and is either eligible to register its securities on Form S-3 under the Securities Act or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer. If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt securities.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, the name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and/or agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and/or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Dixon Hughes Goodman LLP, an independent registered public accounting firm, as stated in their report appearing therein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The SEC maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s web site. Our SEC filings are also available to the public on our website, https://hcigroup.com/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of the registration statement of which this prospectus is a part and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2019 (as filed on March 6, 2020);

•

the portions of our Definitive Proxy Statement on Schedule 14A (filed on April 28, 2020) that were incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, (as filed on May 8, 2020);

•	our Current Reports on Form 8-K filed on January 23, 2020, February 14, 2020, February 26, 2020, and May 15, 2020; and

•

the description of our common stock contained in the Registration Statement on Form 8-A filed on October 19, 2012, including any amendments or reports filed for the purposes of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

HCI Group, Inc.

Attn: Andrew Graham

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(813) 849-9500

You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the registration of the securities being registered hereby. All amounts shown are estimates, with the exception of the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$19,470
Printing and engraving expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent fees and expenses)	*
Total	*

*

Fees and expenses (other than the Securities and Exchange Commission registration fee to be paid upon filing of this registration statement) will depend on the number of issuances and the nature of the offerings, and cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The Florida Business Corporation Act, or FBCA, permits a Florida corporation to indemnify any person who may be a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against liability incurred in connection with such proceeding (including any appeal thereof) if the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful. In addition, a Florida corporation must indemnify against expenses incurred in connection with a proceeding by an individual who is or was a director or officer who was wholly successful, on the merits or otherwise, in the defense of such proceeding to which the individual was a party because he or she is or was a director or officer of the corporation.

The FBCA further permits a Florida corporation to indemnify any person who may be a party to a derivative action if such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding (including appeals), provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification shall be made for any claim, issue, or matter for which such person is found to be liable unless, and only to the extent that, the court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

Moreover, the FBCA provides that a Florida corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred by a person who is or was a director or officer in connection with a proceeding described above if the director or officer in question delivers to the corporation a signed undertaking to repay any funds advanced if the director or officer is not entitled to mandatory indemnification on the basis that he or she was wholly successful or it is ultimately determined that the director or officer has not met the relevant standard of conduct, as described further below.

The FBCA provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by duly selected independent legal counsel, or by a majority vote of the disinterested stockholders. The board of directors also may designate a special committee of disinterested directors to make this determination.

Notwithstanding the foregoing, the FBCA provides, in general, that no director shall be personally liable for monetary damages to our company or any other person for any statement, vote, decision to take or not to take action, or any failure to take action, as a director, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director’s breach of, or failure to perform, those duties constitutes any of the following: (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a circumstance under which the transaction at issue is one from which the director derived an improper personal benefit, either directly or indirectly, (iii) unlawful distributions, (iv) with respect to a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholder, conscious disregard for the best interest of the company, or willful or intentional misconduct, or (v) with respect to a proceeding by or in the right of someone other than the company or a stockholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term “recklessness,” as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the directors; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

The FBCA further provides that the indemnification and advancement of payment provisions contained therein are not exclusive and it specifically empowers a corporation to, by means of a provision in its articles of incorporation, bylaws or any agreement, or by a vote of shareholders or disinterested directors, or otherwise, to obligate itself in advance of the act or omission giving rise to a proceeding to provide for any other or further indemnification or advancement of expenses, both for actions taken in an official capacity and for actions taken in other capacities while holding an office. Any provision that obligates a corporation to provide indemnification to the fullest extent permitted by law, like the one we have included in our bylaws, obligates the corporation to advance funds to pay for or reimburse expenses in accordance with the FBCA to the fullest extent permitted by law, unless such provision expressly provides otherwise. However, unless ordered by a court, a corporation may not indemnify a director or officer or advance expenses to a director or officer if a judgment or other final adjudication establishes that his or her actions were material to the cause of action so adjudicated and constitute: (a) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder, (b) a transaction in which the director or officer derived an improper personal benefit, (c) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, or (d) in the case of a director, a circumstance under which the director would be liable under the FBCA for an unlawful distribution.

We have adopted provisions in our bylaws, as amended, providing that our current and former directors and officers shall be indemnified to the fullest extent permitted by law. As noted above, under the FBCA, such a provision operates to require us to advance expenses to our directors and officers to the fullest extent permitted by law as well. Accordingly, we have acquired directors and officers insurance coverage for our officers and directors. In addition, we have entered into indemnification agreements with our officers and directors pursuant to which we have agreed to hold harmless and indemnify such officers and directors to the fullest extent permitted by law, as such may be amended from time to time. These indemnification agreements also provide for the advancement of expenses by our company and, under certain circumstances, obligate us to pay, in whole or in part, certain amounts paid in judgment or settlement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

There is no pending litigation or proceeding involving any of our directors, officers, employees, or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Item 16.	Exhibits.

The following documents are filed as part of, or incorporated by reference into, this registration statement:

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1*	Form of Underwriting Agreement.

3.1	Articles of Incorporation, with amendments. Incorporated by reference to the correspondingly numbered exhibit to our Form 10-Q filed August 7, 2013.

3.1.1	Articles of Amendment to Articles of Incorporation. Incorporated by reference to Exhibit 3.1 to our Form 8-K filed on May 15, 2020.

3.2	Bylaws, with amendments. Incorporated by reference to the correspondingly numbered exhibit to our Form 8-K filed September 13, 2019.

4.1	Form of common stock certificate. Incorporated by reference to the correspondingly numbered exhibit to our Form 10-Q filed November 7, 2013.

4.2	Indenture, dated December 11, 2013, between HCI Group, Inc. and The Bank of New York Mellon Trust Company, N.A. (including Global Note). Incorporated by reference to Exhibit 4.1 to our Form 8-K filed December 12, 2013.

4.3	See Exhibits 3.1, 3.1.1 and 3.2 of this report for provisions of the Articles of Incorporation, as amended, and our Bylaws, as amended, defining certain rights of security holders.

4.4	Indenture, dated March 3, 2017, between HCI Group, Inc. and The Bank of New York Mellon Trust Company, N.A. Incorporated by reference to Exhibit 4.1 of our Form 8-K filed March 3, 2017.

4.5	Form of Global 4.25% Convertible Senior Note due 2037 (included in Exhibit 4.1). Incorporated by reference to Exhibit 4.1 of our Form 8-K filed March 3, 2017.

4.6***	Form of Senior Indenture.

4.7*	Form of Senior Debt Securities.

4.8***	Form of Subordinated Indenture.

4.9*	Form of Subordinated Debt Securities.

4.10*	Form of Warrant.

4.11*	Form of Warrant Agreement.

4.12*	Form of Stock Purchase Contract.

EXHIBIT NUMBER	DESCRIPTION

4.13*	Form of Stock Purchase Unit.

5.1***	Opinion of Foley & Lardner LLP.

23.1	Consent of Dixon Hughes Goodman LLP.

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1**	Statement of Eligibility and Qualification of Trustee on Form T-1.

25.2**	Statement of Eligibility and Qualification of Trustee on Form T-1.

*	To be filed by amendment or as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.
***	To be filed by amendment.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)

That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that: for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 15, 2020.

HCI GROUP, INC.

By:	/s/ Paresh Patel
Paresh Patel
Chief Executive Officer and
Chairman of the Board of Directors
(Principal Executive Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Andrew Graham and Paresh Patel and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any Rule 462(b) registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Paresh Patel	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	May 15, 2020
Paresh Patel

/s/ James Mark Harmsworth	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 15, 2020
James Mark Harmsworth

/s/ James Macchiarola	Director	May 15, 2020
James Macchiarola

/s/ Sanjay Madhu	Director	May 15, 2020
Sanjay Madhu

/s/ Harish M. Patel	Director	May 15, 2020
Harish M. Patel

S-1

Signature	Title	Date

/s/ Gregory Politis	Director	May 15, 2020
Gregory Politis

/s/ Anthony Saravanos	Director	May 15, 2020
Anthony Saravanos

/s/ Susan Watts	Director	May 15, 2020
Susan Watts

S-2